Exhibit 10.42

BANKNORTH, N.A.	MORTGAGE AND SECURITY AGREEMENT

This MORTGAGE AND SECURITY AGREEMENT is granted as of the 24th day of August, 2004, to Banknorth, N.A. (hereinafter, the “Mortgagee”), a national banking association with a principal office at 7 New England Executive Park, Burlington, Massachusetts 01803, by Brookstone Company, Inc., a New Hampshire corporation (hereinafter, the “Mortgagor”), with a principal office at One Innovation Way, Merrimack, New Hampshire. In consideration of the mutual covenants contained herein and benefits derived herefrom, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees to the following terms and conditions:

ARTICLE 1-GRANT OF MORTGAGE INTEREST

1-1. Mortgage Interest. To secure the Mortgagor’s prompt, punctual, and faithful payment and performance of all and each of the Mortgagor’s present and future Liabilities (as that term is defined in Section 3-1 herein) to the Mortgagee, including, without limitation, those arising under (a) a certain Real Estate Promissory Note of even date in the original principal amount of Eight Million Dollars ($8,000,000.00), and any extensions, renewals, substitutions, modifications, or replacements thereof (hereinafter, the “Note”), (b) a certain Mortgage Loan Agreement of even date by and between the Mortgagor and the Mortgagee, and any extensions, renewals, substitutions, modifications, or replacements thereof (hereinafter, the “Loan Agreement”), (c) this Mortgage and Security Agreement, and any extensions, renewals, substitutions, modifications or renewals thereof, and (d) a certain Oil and Hazardous Materials Indemnification Agreement of even date by the Mortgagor in favor of the Mortgagee relative to the Mortgaged Premises (as hereinafter defined), and any substitutions, modifications, or replacements thereof (hereinafter, the “Indemnification”), the Mortgagor hereby grants, mortgages, assigns, and transfers to the Mortgagee with MORTGAGE COVENANTS, the Collateral (as that term is defined in Section 3-3 herein). The Mortgagor intends to convey and hereby does convey to the Mortgagee with MORTGAGE COVENANTS (to be included within the Collateral) to secure the Liabilities as aforesaid, the premises more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

ARTICLE 2-GRANT OF SECURITY INTEREST

2-1. Security Interest. To secure the Mortgagor’s prompt, punctual, and faithful payment and performance of all and each of the present and future Liabilities to the Mortgagee, including, without limitation, those arising under the Loan Documents (as hereinafter defined), the Mortgagor hereby grants to the Mortgagee a continuing security interest in and to, and assigns to the Mortgagee, the Collateral (as that term is defined in Section 3-3 herein).

2-2. Financing Statement. This Agreement is intended to take effect as a security agreement and is to be filed with the Hillsborough County Registry of Deeds (New Hampshire) in lieu of a financing statement pursuant to State of New Hampshire Revised Statutes Section 382-A (hereinafter the “UCC”).

2-3. Power of Attorney. The Mortgagor hereby irrevocably constitutes and appoints the Mortgagee as the Mortgagor’s true and lawful attorney for the purpose of signing and filing or recording on behalf of the Mortgagor any financing or other statement in order to establish, perfect or protect the Mortgagee’s interest in the Collateral.

ARTICLE 3-CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

3-1. “Liabilities” includes, without limitation, any and all liabilities, debts, and obligations of the Mortgagor to the Mortgagee, now or hereafter arising under (i) the Note, (ii) the Loan Agreement, (iii) the Indemnification, (iv) this Mortgage, (v) any Hedging Obligations, and (vi) any and all other documents, instruments, and agreements now or hereafter executed and delivered in connection with the loan arrangement evidenced by the foregoing items (i) through (v) (hereinafter singly and collectively, the “Loan Documents”). “Liabilities” also includes, without limitation, all interest and other amounts which may be charged to the Mortgagor and/or which may be due from the Mortgagor to the Mortgagee from time to time under the Loan Documents and all costs and expenses now or hereafter incurred or paid by the Mortgagee in connection with the Loan Documents, including, without limitation, Costs of Collection (as hereinafter defined). The Mortgagee’s books and records shall be prima facie evidence of the Mortgagor’s indebtedness to the Mortgagee.

3-2. Costs of Collection. “Costs of Collection” includes without limitation, all attorneys’ fees, all out-of-pocket expenses incurred by the Mortgagee’s attorneys, and all costs and expenses incurred by the Mortgagee, which costs and expenses are directly related to or in respect of the Mortgagee’s efforts to collect or enforce any of the Liabilities and/or to exercise or enforce any of the Mortgagee’s rights, remedies, or powers against or in respect of the Mortgagor and/or any other guarantor or person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Mortgagor to the Mortgagee, as if such had been lent, advanced, and credited by the Mortgagee to, or for the benefit of, the Mortgagor, and shall accrue interest at the highest rate of interest charged relative to any of the Liabilities.

3-3. Collateral. “Collateral” shall include all and each of the following, whether singly or collectively, whether real property, personal property, or a combination thereof, whether now owned or now due or now existing, or in which the Mortgagor has an interest, or hereafter, at any time in the future, acquired, arising, or to become due, or in which the Mortgagor obtains an interest, and all proceeds, products, substitutions and accessions of or to any of the following:

(a) the land with buildings and improvements whether now existing or hereafter constructed or located thereon, situated in Merrimack, New Hampshire as more particularly described on Exhibit A, known as One Innovation Drive, Merrimack, New Hampshire;

(b) all furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks or other equipment, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, door bell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures of whatever kind or nature owned by the Mortgagor, now or in the future located and used in or on the Mortgaged Premises, and any and all similar fixtures hereinafter installed in the Mortgaged Premises in any manner which renders such articles usable in connection therewith;

(c) all easements, covenants, agreements, and other rights which are appurtenant to or benefit the Mortgaged Premises;

(d) all leases, contracts or agreements entered into, for the lease, rental, hire or use by the Mortgagor of any property described in the foregoing Subparagraph (b) in connection with the construction, operation, maintenance or occupation of the Mortgaged Premises;

(e) all leases, tenancies, and occupancies whether written or not, regarding all or any portion of the foregoing Subparagraphs (a) through (d) (hereinafter, the “Leases”), all guarantees and security relating thereto, together with all income and profit arising therefrom or from any of the foregoing Subparagraphs (a) through (d), and all payments due or to become due thereunder (hereinafter, the “Rental Payments”), including, without limitation, all rent, additional rent, damages, insurance payments, taxes, insurance proceeds, condemnation awards, or any payments with respect to options contained therein (including any purchase option);

(f) all contracts and agreements (together with the easements, covenants, agreements and rights referred to in Section 3-3(c), above, and the leases, contracts, and agreements referred to in Section 3-3(d), above, hereinafter, the “Contracts”) licenses, permits and approvals (hereinafter, the “Licenses”) and warranties and representations, relative to the use, operation, management, construction, repair or service of any of the foregoing Subparagraphs (a) through (d);

(g) all funds held by the Mortgagee as tax or insurance escrow payments;

(h) all proceeds received from the sale, exchange, collection or other disposition of any of the foregoing Subparagraphs (a) through (g); all insurance proceeds relating to all or any portion of the foregoing Subparagraphs (a) through (g); and all awards, damages, proceeds, or refunds from any state, local, federal or other takings of, and all municipal tax abatements relating to, all or any portion of the foregoing Subparagraphs (a) through (g); and

(i) all rights, remedies, representations, warranties, and privileges pertaining to any of the foregoing Subparagraphs (a) through (h).

3-4. Mortgaged Premises. “Mortgaged Premises” shall mean and refer to that portion of the Collateral described in Sections 3-3(a) and 3-3(b) herein.

3-5. Personal Property. “Personal Property” shall mean and refer to all of the Collateral other than that portion of the Collateral which is included within the definition of Mortgaged Premises.

3-6. Receivables Collateral. “Receivables Collateral” shall mean and refer to all Rental Payments and all rights to payment now held, or in which the Mortgagor has an interest or hereafter acquired by the Mortgagor, or in which the Mortgagor obtains an interest, arising out of, constituting a part of, or relating to all or a portion of the Collateral.

ARTICLE 4-REPRESENTATIONS, WARRANTIES AND COVENANTS

4-1. Existence and Authority. The Mortgagor is, and shall hereafter remain, in good standing as a corporation in that State indicated in the Preamble of this Agreement. The execution and delivery of this Agreement, and of any other instruments executed and delivered in connection herewith, constitutes representations by the Mortgagor and the individual(s) signing this Agreement and said instruments that such execution and delivery has received all such authorization as may be necessary to permit such execution and delivery to the Mortgagee, and that it binds the Mortgagor.

4-2. Insurance. The Mortgagor hereby covenants and agrees to maintain public liability insurance, all risk insurance, builder’s risk insurance, flood insurance (if necessary) and such other insurance against such casualties or contingencies with respect to the Mortgaged Presmises as may be required by the Mortgagee in sums and in companies satisfactory to the Mortgagee; provided, the property insurance on the Collateral shall be for no less than 100% of full replacement value thereof (meeting all co-insurance requirements). All policies shall contain a provision requiring at least twenty (20) days advance notice to the Mortgagee before any cancellation. All insurance on the Collateral shall be for the benefit of and deposited with the Mortgagee, shall be first payable to the Mortgagee, and shall include such endorsement in favor of the Mortgagee as the Mortgagee may specify. The endorsement shall provide that the insurance, to the extent of the Mortgagee’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Mortgagor, or failure by the Mortgagor to comply with any warranty or condition of the policies. The Mortgagor shall advise the Mortgagee of each claim made by the Mortgagor under any policy of insurance which covers all or any portion of the Collateral and, at the Mortgagee’s option in each instance, will permit the Mortgagee, to the exclusion of the Mortgagor, to conduct the adjustment of each such claim. The Mortgagor hereby appoints the Mortgagee as the Mortgagor’s attorney in fact, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Mortgagee any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Mortgagee. The Mortgagee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the willful misconduct or actual bad faith of the Mortgagee. The Mortgagee may, at its option, make any proceeds available to the Mortgagor to repair or reconstruct the Collateral (subject to the disbursement procedures set forth in the Loan Agreement) or apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in accordance with Section 9-6 herein.

4-3. Statutory Compliance. The Mortgagor shall comply with, shall not use any of the Collateral in violation of, and shall cause the Collateral to be in compliance with, each and every License, statute, regulation, ordinance, decision, directive, order, by-law, or rule of any federal, state, municipal, and other governmental authority which has or claims jurisdiction over the

Mortgagor or any of the Collateral. The Mortgagor has obtained, and will maintain in full force and effect, the Licenses and all licenses, permits and approvals necessary for the use, maintenance, construction and operation of the Collateral, and at the option of the Mortgagee, will do all things and execute all such documents as the Mortgagee may request to assign the Mortgagor’s rights therein to the Mortgagee.

4-4. Title to Collateral. The Mortgagor is, and shall hereafter remain, the owner of the Collateral free and clear of all voluntary or involuntary liens, encumbrances, attachments, security interests, purchase money security interests, assignments, mortgages, charges or other liens or encumbrances of any nature whatsoever, with the exceptions of (a) the mortgage and security interest created herein, (b) liens for real estate taxes not yet due and payable, (c) those exceptions reflected on the lender’s policy of title insurance delivered to the Mortgagee in connection herewith, and (d) sales or other dispositions of those items described in 3-3(b) which are no longer used or useful with respect to the Mortgaged Premises.

4-5. Condition of Collateral. The Collateral is, and shall hereafter remain, in good repair, well maintained and in good working order. The Mortgagor shall make all necessary repairs, replacements, additions and improvements to maintain the Collateral in good order and condition. The Mortgagor shall not cause or permit to be suffered any waste, destruction or loss (whether or not such loss is insured against) to the Collateral or any part thereof, or use any of the Collateral in violation of any applicable statute, regulation, ordinance, decision, directive, order, by-law, or rule, or any policy of insurance.

4-6. Inspection of Collateral. From time to time as the Mortgagee and the Mortgagee’s representatives may reasonably request, the Mortgagor shall accord the Mortgagee and such representatives access to the Collateral and all books and records relating to the use, operation, construction, or management thereof, and in connection with such access, will permit the Mortgagee and such representatives to inspect the Collateral, verify any information contained therein or relating thereto, and verify the Mortgagor’s compliance with the provisions of this Agreement or of any other agreement between the Mortgagor and the Mortgagee and any instrument to be furnished by the Mortgagor to the Mortgagee.

4-7. Taxes and other Costs. The Mortgagor shall pay when due all real and personal property taxes, assessments, charges, franchises, and other taxes assessed against it, and all insurance premiums relative to the Collateral. The Mortgagor shall deliver to the Mortgagee, upon request of Mortgagee, evidence of the payment by the Mortgagor of all such items. The Mortgagor agrees that the Mortgagee may, at its option, and from time to time, pay any taxes or insurance premiums, the payment of which is then due, discharge any liens or encumbrances on any of the Collateral, or take any other action that the Mortgagee may deem proper to repair, insure, maintain, or preserve any of the Collateral or the Mortgagee’s rights therein. The Mortgagor will pay to the Mortgagee on demand all amounts so paid or incurred by the Mortgagee. The obligation of the Mortgagor to pay such amounts shall be included in the Liabilities of the Mortgagor to the Mortgagee and shall accrue interest at the highest rate of interest charged relative to any of the Liabilities.

4-8. Property of Third Parties. The Mortgagor shall not suffer or permit any item of property owned by a third party to be affixed, attached, or installed on, upon or within, or be located at, the Mortgaged Premises, or any portion or unit thereof, which may be subject to any security interest, lien, encumbrance or charge which is prior or superior to the interest granted herein.

4-9. Litigation. There is no suit, action, proceeding, or investigation presently pending or threatened against the Mortgagor, or any of the Collateral, which, if determined adversely, would have a material adverse effect upon the Mortgagor or the Collateral.

4-10. Future Action. The Mortgagor shall do all such things and execute all such documents from time to time hereafter as the Mortgagee may reasonably request in order to carry into effect the provisions and intent of this Agreement and to protect, perfect, and maintain the Mortgagee’s interest in and to the Collateral.

(a) Additional Information. The Mortgagor shall furnish the Mortgagee with such financial information or other information pertaining to the the Collateral as is required pursuant to the Loan Agreement.

4-11. Oil, Hazardous Materials, and Toxic Substances.

(a) The Mortgagor represents and warrants that, to its knowledge, no hazardous material or oil was ever, or is now, stored on (except in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the Mortgaged Premises.

(b) The Mortgagor shall:

(i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Mortgaged Premises

(ii) neither directly nor indirectly transport or arrange for the transport of any hazardous material or oil onto or from the Mortgaged Premises (except in compliance with all laws, ordinances and regulations pertaining thereto);

(iii) provide the Mortgagee with immediate written notice upon: (x) the Mortgagor’s obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil on (the Mortgaged Premises) or from the Mortgaged Premises, (y) the Mortgagor’s receipt of any notice to such effect from any federal, state, or other governmental authority; and (z) the Mortgagor’s obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Mortgagor may be liable with respect to the Mortgaged Premises or for which expense a lien may be imposed on the Mortgaged Premises; and

(iv) comply with all laws, judgments, decrees, orders, rules, and regulations pertaining to environmental matters relating to the use, storage, containment, and removal of hazardous material or oil with respect to the Mortgaged Premises, including, without limitation, those arising under the applicable environmental statutes of The State of New Hampshire, and any other federal, state or local statute, rule, regulation, ordinance, or decree.

(c) The Mortgagor shall indemnify, defend, and hold the Mortgagee harmless of and from any claim brought or threatened against the Mortgagee by the Mortgagor, any guarantor or endorser of the liabilities, or any governmental agency or authority or any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the presence of hazardous material or oil on the Mortgaged Premises, the release of hazardous material or oil on or from the Mortgaged Premises, or the failure by the Mortgagor to comply with the terms and provisions hereof (each of which may be defended, compromised, settled, or pursued by the Mortgagee with counsel of the Mortgagee’s selection, but at the expense of the Mortgagor). This indemnification includes any costs and expenses that the Mortgagee may incur (i) in defending or protecting its security interest or the priority thereof, or (ii) for assessment, containment and/or removal of any hazardous material or oil from all or any portion of the Mortgaged Premises or any surrounding areas. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Mortgagee in favor of the Mortgagor.

(d) All terms used in this Section are being used with the meanings given those terms in the applicable environmental statutes of the State of New Hampshire.

4-12. Mortgage Conditions. This Mortgage and Security Agreement is upon the STATUTORY CONDITIONS, upon breach of which or on any breach of this Mortgage and Security Agreement, the Mortgagee shall have the STATUTORY POWER OF SALE.

4-13. Compliance with Leases and Contracts. The Mortgagor is not in default under any terms and conditions of any Lease or Contract and shall, during the term of this Agreement, perform all of the obligations of the Mortgagor under any such Lease or Contract within the period that such performance is required. The Mortgagor has entered into, and will maintain in full force and effect, all Contracts necessary for the use, maintenance, construction and operation of the Collateral, and at the option of the Mortgagee, will do all things and execute all such documents as the Mortgagee may request to assign the Mortgagor’s rights therein to the Mortgagee.

4-14. Collection of Rents. The Mortgagor agrees not to collect or accept the payment of any Rental Payments, or other income or profit from, or on account of, any Lease or the use or occupation of the Collateral, in advance of the time when such payment becomes due unless such amount is delivered to the Mortgagee to be applied toward the Liabilities in accordance with Section 10-6 hereof.

4-15. Modification of Leases and Contracts. The Mortgagor will not modify or consent to the modification of any provision of, or cancel, terminate or accept the early cancellation or termination, of any material Lease or Contract.

4-16. Leases. The Mortgagor shall not enter into any Lease without the prior written consent of the Mortgagee which shall not be unreasonably withheld or delayed. Each such Lease shall be in form and substance reasonably satisfactory to the Mortgagee and, without limiting the generality of the foregoing, shall include a provision confirming that the Lease is subordinate to the lien of this Agreement and consenting to the assignment provided for herein of the Lease to the Mortgagee. The Mortgagor shall furnish the Mortgagee, upon the request of the Mortgagee, with copies of each and every Lease and any other information relative to each such Lease and the tenant thereunder. The Mortgagor will take all action as may be requested by the Mortgagee in furtherance of the rights of the Mortgagee hereunder, including, without limitation, obtaining estoppel certificates and agreements (in form satisfactory to the Mortgagee) from each tenant subordinating the Lease to the lien of this Agreement and consenting to the assignment of the Lease provided for herein, and taking all appropriate action to lease any portions of the Mortgaged Premises not occupied by the Mortgagor.

4-17. Eminent Domain. The Mortgagor shall advise the Mortgagee of any proposed taking by any State, Federal or Local authority of all or a portion of the Collateral. The Mortgagor shall cooperate with the Mortgagee in connection with the negotiation of any such taking and any awards or damages payable to the Mortgagor in connection therewith and shall take any action relating thereto reasonably requested by the Mortgagee. The Mortgagee shall apply any proceeds of such taking against the Liabilities, whether or not such have matured, in accordance with Section 9-5 herein.

4-18. Junior Mortgage. In the event that the Mortgagee in its sole and absolute discretion hereafter permits a junior mortgage on the Mortgaged Premises, the Mortgagor does hereby covenant and agree to faithfully and fully comply with and abide by each and every term, covenant, and condition of such junior mortgage or mortgages on the Mortgaged Premises. The Mortgagee is hereby expressly authorized, permitted, and directed, in its sole discretion, and at its option, to advance all sums necessary to cure any default under any such mortgage. The Mortgagor further covenants and agrees not to modify, change, alter, or extend any of the terms or conditions of any such junior mortgage.

4-19. Material Occurrence. The Mortgagor shall promptly notify the Mortgagee of the occurrence of any event which may have a material effect on the Collateral

4-20. Compliance with Covenants. The Mortgagor shall not indirectly do or cause to be done, any act which, if done directly by the Mortgagor, would breach any covenant contained herein, or in any other agreement between the Mortgagor and the Mortgagee.

4-21. Other Representations. The representations, covenants and warranties herein are in addition to any others, previously, presently, or hereafter made by the Mortgagor to or with the Mortgagee in any other instrument.

ARTICLE 5-MORTGAGOR’S USE OF COLLATERAL

Unless and until the occurrence of an Event of Default hereunder, the Mortgagor shall be authorized to occupy, operate, manage, hold, lease, or otherwise use the Collateral in the ordinary and reasonable course of the Mortgagor’s business and collect, when due, the Receivables Collateral, subject, however, to the terms and provisions hereof.

ARTICLE 6-EVENTS OF DEFAULT

Upon the occurrence of any one or more of the Events of Default as defined in the Loan Agreement, any and all Liabilities of the Mortgagor to the Mortgagee shall become immediately due and payable, without notice or demand, at the option of the Mortgagee.

ARTICLE 7-RIGHTS AND REMEDIES UPON DEFAULT

7-1. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, or at any time thereafter, the Mortgagee shall have all the rights of a mortgagee and a secured party under the State of New Hampshire Revised Statutes Annotated, in addition to which the Mortgagee shall have all of the following rights and remedies:

(a) with or without taking possession, to collect the Receivables Collateral;

(b) to take possession of all or a portion of the Collateral;

(c) with or without taking possession of the Collateral, to sell, lease, or otherwise dispose of any or all of the Collateral in its then condition or following such preparation or processing as the Mortgagee deems advisable;

(d) with or without taking possession of the Collateral, and without assuming the obligations of the Mortgagor thereunder, to exercise the rights of the Mortgagor under, to use, or to benefit from any of the Contracts, Leases, or Licenses;

(e) with or without taking possession of the Collateral and with or without bringing any action or proceeding, either directly, by agent, or by the appointment of a receiver, construct improvements on the Mortgaged Premises and manage, lease, sublease, or operate the Collateral on such terms as the Mortgagee, in its sole discretion exercising reasonable business judgment, deems proper or appropriate;

(f) to apply all or any portion of the Collateral, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Liabilities;

(g) to exercise the Statutory Power of Sale;

(h) to foreclose any and all rights of the Mortgagor in and to the Collateral, whether by sale, entry, or in any other manner provided for hereunder or under the State of New Hampshire Revised Statutes Annotated; and

(i) to elect, upon the discretion of the Mortgagee, to treat any or all of the Leases as superior to the lien of the within Mortgage and Security Agreement.

7-2. Sale of Other Disposition of Collateral. Any sale or other disposition of the Collateral may be at public or private sale, to the extent such private sale is authorized under the State of New Hampshire Revised Statutes Annotated, upon such terms and in such manner as the Mortgagee deems advisable. The Mortgagee may conduct any such sale or other disposition of the Collateral upon the Mortgaged Premises, in which event the Mortgagee shall not be liable for any rent or charge for such use of the Mortgaged Premises. The Mortgagee may purchase the

Collateral, or any portion of it, at any sale held under this Article. With respect to any Collateral to be sold pursuant to the UCC, the Mortgagee shall give the Mortgagor at least ten (10) days written notice of the date, time, and place of any proposed public sale, or such additional notice as may be required under the State of New Hampshire Revised Statutes Annotated, and of the date after which any private sale or other disposition may be made. The Mortgagee may sell any of the Personal Property as part of the Mortgaged Premises, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. The Mortgagor waives any right to require the marshalling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Collateral is included at any foreclosure sale conducted pursuant hereto, a single total price for the Collateral, or such part thereof as is sold, may be accepted by the Mortgagee with no obligation to distinguish between the application of such proceeds amongst the property comprising the Collateral.

7-3. Collection of Receivables Collateral. In connection with the exercise by the Mortgagee of the rights and remedies provided herein:

(a) The Mortgagee may notify any of the Mortgagor’s debtors relating to the Receivables Collateral, either in the name of the Mortgagee or the Mortgagor, to make payment directly to the Mortgagee or such other address as may be specified by the Mortgagee, may advise any person of the Mortgagee’s interest in and to the Receivables Collateral, and may collect directly from the obligors thereon all amounts due on account of the Receivables Collateral;

(b) At the Mortgagee’s request, the Mortgagor will provide written notification to any or all of said debtors concerning the Mortgagee’s interest in the Receivables Collateral and will request that such debtors forward payment thereof directly to the Mortgagee;

(c) The Mortgagor shall hold any proceeds and collections of any of the Receivables Collateral in trust for Mortgagee and shall not commingle such proceeds or collections with any other funds of the Mortgagor; and

(d) The Mortgagor shall deliver all such proceeds to the Mortgagee immediately upon the receipt thereof by the Mortgagor in the identical form received, but duly endorsed or signed on behalf of the Mortgagor to the Mortgagee.

7-4. Use and Occupation of Mortgaged Premises. In connection with the Mortgagee’s exercise of the Mortgagee’s rights under this Article, the Mortgagee may enter upon, occupy, and use all or any part of the Collateral and may exclude the Mortgagor from the Mortgaged Premises or portion thereof as may have been so entered upon, occupied, or used. The Mortgagee shall not be required to remove any of the Collateral from the Mortgaged Premises upon the Mortgagee’s taking possession thereof, and may render any Collateral unusable to the Mortgagor. In the event the Mortgagee manages the Mortgaged Premises in accordance with Section 7-1(e) herein, the Mortgagor shall pay to the Mortgagee on demand a reasonable fee for the management thereof in addition to the Liabilities provided for herein. Further, the Mortgagee may construct such improvements on the Mortgaged Premises or make such alterations, renovations, repairs, and replacements to the Collateral, as the Mortgagee, in its sole discretion, deems proper or appropriate. The obligation of the Mortgagor to pay such amounts and all expenses incurred by the Mortgagee in the exercise of its rights hereunder shall be included in the Liabilities of the Mortgagor to the Mortgagee and shall accrue interest at the highest rate of interest charged relative to any of the Liabilities.

7-5. Partial Sales. The Mortgagor agrees that, in case the Mortgagee in the exercise of the Power of Sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Collateral not previously released shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Liabilities then secured thereby.

7-6. Assembly of Collateral. Upon the occurrence of any Event of Default, the Mortgagee may require the Mortgagor to assemble the Personal Property and make it available to the Mortgagee, at the Mortgagor’s sole risk and expense, at a place or places which are reasonably convenient to both the Mortgagee and Mortgagor.

7-7. Power of Attorney. Upon the occurrence of any Event of Default, the Mortgagor hereby irrevocably constitutes and appoints the Mortgagee as the Mortgagor’s true and lawful attorney, to take any action with respect to the Collateral to preserve, protect, or realize upon the Mortgagee’s interest therein, each at the sole risk, cost and expense of the Mortgagor, but for the sole benefit of the Mortgagee. The rights and powers granted the Mortgagee by the within appointment include, but are not limited to, the right and power to (i) prosecute, defend, compromise, settle, or release any action relating to the Collateral; (ii) endorse the name of the Mortgagor in favor of the Mortgagee upon any and all checks or other items constituting remittances or proceeds of Receivables Collateral; (iii) sign and endorse the name of the Mortgagor on, and to receive as secured party, any of the Collateral; (iv) sign and file or record on behalf of the Mortgagor any financing or other statement in order to perfect or protect the Mortgagee’s security interest hereunder; (v) enter into leases or subleases relative to all or a portion of the Mortgaged Premises; (vii) exercise the rights of the Mortgagor under any Contract, Leases, or License; or (viii) manage, operate, maintain, or repair the Mortgaged Premises. The Mortgagee shall not be obligated to perform any of such acts or to exercise any of such powers, but if the Mortgagee elects so to perform or exercise, the Mortgagee shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Mortgagor except for the Mortgagee’s willful misconduct, or actual bad faith. All powers conferred upon the Mortgagee by this Agreement, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of the Mortgagee.

7-8. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Mortgagee hereunder (hereinafter the “Mortgagee’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delays or omissions by the Mortgagee in exercising or enforcing any of the Mortgagee’s Rights and Remedies shall operate as or constitute a waiver thereof. No waiver by the Mortgagee of any default hereunder or under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of the Mortgagee’s Rights or Remedies, and no other agreement or transaction, of whatever nature entered into between the Mortgagee and the Mortgagor at any time, whether before, during, or after the date hereof, preclude any other or further exercise of the Mortgagee’s Rights and Remedies. No waiver or modification on the Mortgagee’s part on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Mortgagee’s Rights and Remedies under this Agreement or any other agreement or transaction shall be cumulative, and not alternative or exclusive, and may be exercised by the Mortgagee at such time or times and in such order of preference as the Mortgagee in its sole discretion may determine.

ARTICLE 8- NOTICE

All notices, demands and other communications made in respect to this Agreement shall be made to the following addresses (each of which may be changed upon seven (7) days written notice to all others) given by hand, by recognized overnight mail delivery, or by certified or registered mail, return receipt requested, as follows:

If to the Bank:	Banknorth, N.A. 7 New England Executive Park Burlington, Massachusetts 01803 Attention: Mr. Jeffrey R. Westling

With a copy to:	Seyfarth Shaw LLP World Trade Center East Two Seaport Lane, Suite 300 Boston, Massachusetts 02210 Attention: Louis J. DiFronzo, Jr., Esquire

If to the Borrower:	Brookstone Company, Inc. 17 Riverside Drive Nashua, New Hampshire 03062 Attention: Philip W. Roizin

With a copy to:	Cook, Little, Rosenblatt & Manson, P.L.L.C. The Center of New Hampshire 650 Elm Street Manchester, New Hampshire 03100 Attention: Thomas P. Manson, Esquire

Any such notice shall be deemed received the earlier of (i) two (2) days after the mailing of such notice in accordance with the terms and conditions and to the addresses provided above, or (ii) the date of which the notice is delivered by hand or by recognized overnight mail delivery to the address and to the individual provided above.

ARTICLE 9- MISCELLANEOUS

9-1. Mortgagor. In the event that the Mortgagor is more than one person or entity, all representations, covenants, warranties, defaults, rights, remedies, powers, privileges, and discretions shall be applicable to the Mortgagors individually, jointly, and severally, with the exception of those which are made by their terms applicable to a specific Mortgagor.

9-2. Exhibits. Any and all Exhibits referred to herein shall be deemed annexed hereto prior to the execution hereof and specifically incorporated by reference herein.

9-3. Headings. All section headings included within this Mortgage and Security Agreement shall be for reference only, and shall not limit or restrict, in any manner whatsoever, the breadth or nature of the provisions included within each subject section.

9-4. Successors and Assigns. In the event the ownership of the Collateral, or any part thereof, becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal with such successor or successors in interest with reference to this Agreement and the Liabilities in the same manner as with the Mortgagor, without in any way waiving the default occasioned by such transfer of ownership or in any way vitiating or discharging the Mortgagor’s liability hereunder or upon the Liabilities, and no compromise, settlement, release or sale of the Collateral, no forbearance on the part of the Mortgagee, and no alteration, amendment, cancellation, waiver or modification of any term or condition or extension of the time for payment of the Liabilities given by the Mortgagee shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor herein, either in whole or in part, notice of any action being waived.

9-5. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Mortgagee determines in its sole discretion subject to applicable law. The Mortgagor shall remain liable to the Mortgagee for any deficiency remaining following such application. After payment of all liabilities, Mortgagee shall remit to Mortgagor the balance of said proceeds of any collection, sale, or disposition of the Collateral.

9-6. Waiver.

(a) The Mortgagor WAIVES notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

9-7. Responsibility of Mortgagee. The Mortgagee shall not be liable for any loss sustained by the Mortgagor resulting from any action, omission, or failure to act by the Mortgagee with respect to the exercise or enforcement of its rights under this Agreement or its relationship with the Mortgagor unless such loss was caused by the willful misconduct or actual bad faith of the Mortgagee. Unless and until Mortgagee assumes control of the Collateral, this Agreement and the Mortgagee’s exercise of its rights hereunder shall not operate to place any responsibility upon the Mortgagee for the control, care, management, or repair of the Collateral, nor shall it operate to place any responsibility upon the Mortgagee to perform the obligations of the Mortgagor under any Lease, License, or Contract, or to make the Mortgagee responsible or liable for any waste committed on the Mortgaged Premises, any damages or defective condition of the Mortgaged Premises, or any negligence in the management, upkeep, repair, or control of the Mortgaged Premises.

9-8. Indemnification. The Mortgagor shall indemnify, defend, and hold the Mortgagee harmless of and from any claim brought or threatened against the Mortgagee by any third party, (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Collateral, including, without limitation, on account of the Mortgagee’s relationship with the Mortgagor or any other guarantor or endorser of the Liabilities. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Mortgagee in favor of the Mortgagor.

9-9. Binding on Successors. This Agreement shall be binding upon the Mortgagor and the Mortgagor’s, representatives, successors, and assigns and shall inure to the benefit of the Mortgagee and the Mortgagee’s successors and assigns. This provision shall not in any way be deemed to be a waiver by the Mortgagee of any Event of Default provided for herein.

9-10. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, and enforceability of such provision in any other instance, nor the validity, legality, or enforceability of any other provision of this Agreement.

9-11. Modification.

(a) This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations between the Mortgagor and the Mortgagee concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or of any provisions of any other agreement between the Mortgagor and the Mortgagee, shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Mortgagee, then by a duly authorized officer thereof.

(b) The Mortgagor may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Mortgagor shall obtain the prior written content by a duly authorized officer of the Mortgagee for each such action, or omission to action.

9-12. Payment of Costs. The Mortgagor shall pay on demand all Costs of Collection and all reasonable expenses of the Mortgagee in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Mortgagor and the Mortgagee, including, without limitation, attorneys’ reasonable fees and disbursements, and all reasonable expenses which the Mortgagee may hereafter incur in connection with the collection of the Liabilities or the protection or enforcement of any of the Mortgagee’s right against the Mortgagor, any Collateral, and any guarantor or endorser of the Liabilities. The Mortgagor authorizes the Mortgagee to pay all such expenses and to charge the same to any account of the Mortgagor with the Mortgagee.

9-13. Additional Advances. All amounts which the Mortgagee may advance under any Sections of this Agreement shall be repayable to the Mortgagee with interest at the highest rate charged relative to any of the Liabilities, on demand, shall be a Liability, and may be charged by the Mortgagee to any deposit account which the Mortgagor maintains with the Mortgagee.

9-14. Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New Hampshire. The Mortgagor submits itself to the jurisdiction of the courts of the State of New Hampshire for all purposes with respect to this Agreement and the Mortgagor’s relationship with the Mortgagee.

9-15. Termination. Subject to applicable law, this Agreement shall remain in full force and effect until specifically terminated in writing by a duly authorized officer of the Mortgagee. Such termination by the Mortgagee may be conditioned upon such further indemnifications provided to the Mortgagee by or on behalf of the Mortgagor as the Mortgagee may request. No termination pursuant to this Section shall affect the indemnification provided for in this Article.

9-16. Specific Performance. The failure by the Mortgagor to perform all and singular the Mortgagor’s obligations hereunder will result in irreparable harm to the Mortgagee for which the Mortgagee shall have no adequate remedy at law. Consequently, the Mortgagor agrees that such obligations specifically enforceable by the Mortgagee.

9-17. Waiver of Jury Trial. The Mortgagor (as well as all guarantors, endorsers and sureties to the Mortgagee of the Liabilities) hereby makes the following waiver, knowingly, voluntarily, and intentionally, and understands that the Mortgagee, in entering into any loan arrangements or make any financial accommodations to the Mortgagor, whether now or in the future, is relying on such waiver. THE MORTGAGOR (AS WELL AS ALL OFFICERS OF THE MORTGAGOR, AND ALL GUARANTORS, ENDORSERS AND SURETIES TO THE MORTGAGEE OF THE LIABILITIES) HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THE MORTGAGOR (OR OF SUCH GUARANTORS, ENDORSERS AND SURETIES, AS THE CASE MAY BE) TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE MORTGAGEE IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE MORTGAGEE OR IN WHICH THE MORTGAGEE IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE MORTGAGOR OR ANY OTHER PERSON AND THE MORTGAGEE.

9-18. Intent. It is intended that:

(a) this Agreement take effect as a sealed instrument; and

(b) with the exception of the Mortgagee’s internal costs and expenses, all costs and expenses incurred by the Mortgagee in connection with the Mortgagee’s relationship(s) with the Mortgagor shall be borne by the Mortgagor; and

(c) the interests created by this Agreement secure all of the Liabilities of the Mortgagor to the Mortgagee, whether now existing or hereafter arising.

9-19. Receipt of Copy. The Mortgagor acknowledges having received a copy of this Mortgage.

9-20. Integration. This Mortgage incorporates all discussions and negotiations between the Mortgagee and the Mortgagor, either express or implied, concerning the matters included herein, any custom, usage, or course of dealing to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealing shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provision of this Mortgage is effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Mortgagee, then by a duly authorized officer thereof.

9-21. Reference. This instrument may be referred to herein as the “Mortgage”, “Mortgage and Security Agreement”, or “Agreement”, but no such reference shall limit the effectiveness of this instrument for any Mortgagee hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Mortgagor has executed this Agreement as a sealed instrument on the date first above written.

MORTGAGOR:

BROOKSTONE COMPANY, INC.

By:
Name:	Philip W. Roizin
Title:	Executive Vice President

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

, ss.	, 2004

On this      day of                     , 2004, before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which was a driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as                  and Authorized Signatory for Brookstone Company, Inc.

(official signature and seal of notary)
My Commission expires

EXHIBIT A

LEGAL DESCRIPTION